                          Seligson & Giannattasio, LLP
                                 901 N Broadway
                         N. White Plains, New York 10603
                                 (914) 428-5560

                                                  September 4, 2003

Securities and Exchange Commission
450 Fifth Street, N W
Washington, DC 20549

Dear Sirs/Madams:

        We have read Item 4 on Form 8-K dated September 4, 2003 of Skyway
Communication Holding Corp. and are in agreement with the statements concerning our firm. We have no basis to agree or disagree with other statements of the registrant contained therein. We did not conduct a review of the financial statements Skyway Communication Holding Corp. for any period subsequent to April
30, 2003.

                                                  Very truly yours,
                                                  /s/ Seligson & Giannattasio, LLP